UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 19, 2018 (March 18, 2018)

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

221 River Street

Hoboken, New Jersey 07030

(Address of principal executive offices including zip code)

(201) 610-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2018, Newell Brands Inc. (the “Company”) entered into a definitive Director Appointment and Nomination Agreement (the “Agreement”) with Carl C. Icahn, Brett Icahn, Courtney Mather, Andrew Langham, High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Enterprises G.P. Inc., Icahn Enterprises Holdings L.P., IPH GP LLC, Icahn Capital LP, Icahn Onshore LP, Icahn Offshore LP and Beckton Corp. (collectively, the “Icahn Group”). The following is a summary of the terms of the Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 99.1 and incorporated herein by reference.

Pursuant to the Agreement, each of Patrick Campbell (the “New Independent Director”) and Brett Icahn, Courtney Mather and Andrew Langham (collectively, the “Icahn Designees”) were appointed to the Board of Directors of the Company (the “Board”) as of March 18, 2018. In addition, Thomas Clarke, Scott Cowen, Michael Cowhig and Raymond Viault resigned from the Board effective as of March 18, 2018. Also pursuant to the Agreement, effective as of March 18, 2018, Mr. Cowhig was replaced by Mr. Campbell as the independent non-executive Chairman of the Board.

The Board size has now been set at nine until the 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”), at which time it will be increased to 11 consistent with the terms of the Agreement. Additionally, pursuant to the Agreement, the following slate of eleven nominees will be proposed for election to the Board at the 2018 Annual Meeting: the New Independent Director, each of the Icahn Designees, Michael Polk, Steven Strobel, Michael Todman, James Craigie, Debra Crew, Judith Sprieser and one other individual designated by the Icahn Group and approved by the Board (the “Additional New Independent Director” and, together with the New Independent Director, the “New Independent Directors”). Pursuant to the Agreement, subject to certain restrictions and requirements, the Icahn Group will have certain replacement rights in the event one of the New Independent Directors or an Icahn Designee resigns or is otherwise unable to serve as a director (other than as a result of not being nominated by the Company for an annual meeting subsequent to the 2018 Annual Meeting). Also pursuant to the Agreement, from and after the date of the 2018 Annual Meeting, so long as an Icahn Designee is a member of the Board, the Board will not be expanded to greater than eleven directors without the approval from the Icahn Designees then on the Board.

In addition, at the 2018 Annual Meeting, the Icahn Group agrees to vote all of its shares of common stock of the Company in favor of the election of all of the Company’s director nominees and in favor of the appointment of the Company’s auditors. For any annual meeting of stockholders subsequent to the 2018 Annual Meeting, if the Icahn Designees and the New Independent Directors have agreed in writing to be nominated for election at such annual meeting, the Icahn Group agrees not to vote for any directors nominated by any person other than the Board and to vote in favor of the appointment of the Company’s auditors.

Pursuant to the Agreement, the Company agreed (i) not to create a separate executive committee of the Board or any other committee with functions similar to those customarily granted to an executive committee, (ii) not to form any new committee without offering at least one Icahn Designee the opportunity to be a member of such committee, and (iii) that, with respect to any Board consideration of appointment and employment of executive officers, mergers, acquisitions of material assets, dispositions of material assets, or other extraordinary transactions, such consideration, and voting with respect thereto, shall take place only at the full Board level or in committees of which one of the Icahn Designees is a member.

Concurrently with their appointments to the Board, Mr. Mather was appointed to the Finance Committee of the Board, as chairman of the Finance Committee. In addition, Mr. Brett Icahn was appointed to the Finance Committee, Mr. Campbell was appointed to the Audit Committee of the Board, Mr. Mather and Mr. Brett Icahn were appointed to the Organizational Development & Compensation Committee of the Board and Mr. Langham was appointed to the Nominating/Governance Committee of the Board.

If at any time the Icahn Group ceases to hold a “net long” position, as defined in the Agreement, in at least (A) 3.0% of the total outstanding shares of the Company’s common stock, the Icahn Group will cause one Icahn Designee employed by a member of the Icahn Group as of the date of the agreement to promptly resign from the Board and any committee of the Board on which he or she then sits and (B) 1.5% of the total outstanding shares of the Company’s common stock, the Icahn Group will cause each Icahn Designee employed by the Icahn Group as of the date of the Agreement to promptly resign from the Board and any committee of the Board on which he or she then sits.

In connection with their appointment to the Board, the Board determined that each of Messrs. Campbell, Icahn, Mather and Langham qualified as an independent director under the listing standards of the New York Stock Exchange. As of the date of the appointment, none of Messrs. Campbell, Icahn, Mather and Langham has entered into or proposed to enter into any transactions required to be reported under Item 404(a) of Regulation S-K. The Icahn Designees and the New Independent Directors will receive the same compensation as the Company’s other non-employee directors, which is described in the Company’s Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 30, 2017.

In conjunction with the Agreement, the Company and the Icahn Group have also entered into a Confidentiality Agreement, the form of which is included as Exhibit B to the Agreement, which is filed as Exhibit 99.1 hereto, and is incorporated herein by reference. A copy of the press release issued by the Company regarding these events is filed herewith as Exhibit 99.2.

Item 8.01 Other Events.

Press Release

On March 19, 2018, the Company issued a press release announcing the Company’s entry into the Agreement with the Icahn Group and announcing the appointments of the Icahn Designees to the Board and the resignations of Messrs. Clarke, Cowen, Cowhig and Viault. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Additional Information

In connection with Newell Brands’ 2018 Annual Meeting of Shareholders, Newell Brands will file with the U.S. Securities and Exchange Commission (the “SEC”) and mail to the shareholders of record entitled to vote at the 2018 Annual Meeting a definitive proxy statement and other documents, including a WHITE proxy card. SHAREHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS WHEN FILED WITH THE SEC AND WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. When filed with the SEC, the definitive proxy statement and WHITE proxy card will also be mailed to shareholders of record. Investors and other interested parties will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, or from Newell Brands at its website, www.newellbrands.com, or through a request in writing sent to Newell Brands at 221 River Street, Hoboken, New Jersey, 07030, Attention: General Counsel.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the 2018 Annual Meeting. The participants in the solicitation of proxies in connection with the 2018 Annual Meeting are currently anticipated to be the Company, Patrick D. Campbell, James R. Craigie, Debra A. Crew, Brett Icahn, Carl Icahn, Andrew Langham, Courtney R. Mather, Michael B. Polk, Judith A. Sprieser, Steven J. Strobel, Michael A. Todman, Ralph Nicoletti, Mark S. Tarchetti, William A. Burke, Bradford Turner, Nancy O’Donnell and Sofya Tsinis.

As of the date hereof, Mr. Craigie beneficially owns 3,175 shares of common stock of the Company, par value $1.00 (the “Common Stock”), which includes 1,594 shares held in trusts, 797 shares each, for the benefit of Mr. Craigie’s children. Ms. Crew beneficially owns 30 shares of Common Stock. Mr. Brett Icahn beneficially owns 500,000 shares of Common Stock, 250,000 of which he beneficially owns through a charitable foundation. Mr. Carl Icahn beneficially owns 33,293,013 shares of Common Stock, as described in a Schedule 13D filed with the SEC on March 16, 2018. Mr. Polk beneficially owns 1,353,392 shares of Common Stock, which includes 225,872 shares of Common Stock issuable pursuant to stock options and RSUs currently exercisable or exercisable or vesting within 60 days and includes 332,925 shares held in grantor retained annuity trusts for the benefit of Mr. Polk’s children and 47,303 shares held in trust by Mr. Polk’s wife. Mr. Strobel beneficially owns 50,707 shares of Common Stock. Mr. Todman beneficially owns 54,949 shares of Common Stock. Mr. Nicoletti beneficially owns 14,788 shares of Common Stock, which includes 25 shares held in a revocable trust by Mr. Nicoletti’s wife, 193 shares in an IRA and 14,570 held in a revocable trust. Mr. Tarchetti beneficially owns 260,949 shares of Common Stock. Mr. Burke beneficially owns 175,046 shares of Common Stock. Mr. Turner beneficially owns 14,134 shares of Common Stock. Ms. O’Donnell beneficially owns 6,855 shares of Common Stock. As of the date hereof, Messrs. Campbell, Langham and Mather, Ms. Sprieser and Ms. Tsinis do not beneficially own any shares of Common Stock.

Certain information concerning these participants is also set forth in the Company’s definitive proxy statement, dated March 30, 2017, for its 2017 annual meeting of shareholders as filed with the SEC on Schedule 14A and the Company’s Current Reports, dated August 24, 2017, January 21, 2018, February 16, 2018, February 22, 2018 and March 19, 2018, as filed with the SEC on Form 8-K. Additional information regarding the interests of these participants in the solicitation of proxies in respect of the 2018 Annual Meeting and other relevant materials will be filed with the SEC when they become available.

Caution Concerning Forward-Looking Statements

Statements in this report, other than those of historical fact, particularly those anticipating future financial performance, business prospects, growth, operating strategies and similar matters, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. These statements generally can be identified by the use of words such as “intend,” “anticipate,” “believe,” “estimate,” “project,” “target,” “plan,” “expect,” “will,” “should,” “would” or similar statements. The Company cautions that forward-looking statements are not guarantees because there are inherent difficulties in predicting future results. In addition, there are no assurances that the Company will complete any or all of the potential transactions, and other initiatives referenced in this release. Actual results may differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to:

•	uncertainties regarding future actions that may be taken by Starboard Value LP (together with its affiliates, “Starboard”) in furtherance of its stated intention to nominate director candidates for election at Newell Brands’ 2018 Annual Meeting;

•	potential operational disruption caused by Starboard’s actions that may make it more difficult to maintain relationships with customers, employees or suppliers;

•	the Company’s dependence on the strength of retail, commercial and industrial sectors of the economy in various parts of the world;

•	competition with other manufacturers and distributors of consumer products;

•	major retailers’ strong bargaining power and consolidation of the Company’s customers;

•	the Company’s ability to improve productivity, reduce complexity and streamline operations;

•	the Company’s ability to develop innovative new products, to develop, maintain and strengthen end-user brands and to realize the benefits of increased advertising and promotion spend;

•	risks related to the Company’s substantial indebtedness, potential increases in interest rates or changes in the Company’s credit ratings;

•	the Company’s ability to effectively accelerate its transformation plan and explore and execute its strategic options;

•	the Company’s ability to complete planned acquisitions and divestitures, to integrate Jarden and other acquisitions and unexpected costs or expenses associated with acquisitions or dispositions;

•	changes in the prices of raw materials and sourced products and the Company’s ability to obtain raw materials and sourced products in a timely manner;

•	the risks inherent to the Company’s foreign operations, including currency fluctuations, exchange controls and pricing restrictions;

•	a failure of one of the Company’s key information technology systems or related controls;

•	future events that could adversely affect the value of the Company’s assets and require impairment charges;

•	the impact of United States or foreign regulations on the Company’s operations, including environmental remediation costs;

•	the potential inability to attract, retain and motivate key employees;

•	the resolution of tax contingencies resulting in additional tax liabilities;

•	product liability, product recalls or related regulatory actions;

•	the Company’s ability to protect its intellectual property rights;

•	significant increases in the funding obligations related to the Company’s pension plans; and

•	other factors listed from time to time in the Company’s filings with the SEC including, but not limited to, the Company’s most recent Annual Report on Form 10-K.

The information contained in this report is as of the date indicated. The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Director Appointment and Nomination Agreement, dated March 18, 2018, by and between Newell Brands Inc., Carl C. Icahn, Brett Icahn, Courtney Mather, Andrew Langham, High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Enterprises G.P. Inc., Icahn Enterprises Holdings L.P., IPH GP LLC, Icahn Capital LP, Icahn Onshore LP, Icahn Offshore LP and Beckton Corp.

99.2	Press Release Regarding Director Appointment and Nomination Agreement, dated March 19, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newell Brands Inc.

By:	/s/ Bradford R. Turner
Bradford R. Turner
Its:	Chief Legal and Administrative Officer and Corporate Secretary

Date: March 19, 2018